UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2008

SPARTAN STORES, INC.
(Exact Name of Registrant as
Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification No.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of Principal Executive Offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On December 29, 2008, Spartan Stores, Inc. (the "Company"), through its wholly-owned subsidiary, Family Fare, LLC ("Family Fare"), completed the previously disclosed acquisition of certain operating assets of V.G.'s Food Center, Inc. and VG's Pharmacy, Inc. (collectively "VG's"). The closing was effected pursuant to the terms of the previously disclosed Asset Purchase Agreement dated October 13, 2008, as amended, by and among VG's as Seller and Family Fare as Purchaser (the "Agreement").

          Pursuant to the Agreement, the Company acquired the operating assets associated with 17 retail grocery stores, including 15 in-store pharmacies. The purchased assets included leasehold improvements, fixtures, tangible personal property, equipment, trademarks, intangible property, and a limited amount of inventory. The Company paid a total purchase price of $85,000,000 for the purchased assets, plus $17,210,186 for the acquired inventory and register cash, in cash. The Company assumed VG's obligations under certain leases and specified contracts, and entered into leases with affiliates of VG's at certain store locations. The Company used its existing credit facilities to fund the transaction.

Item 7.01.	Regulation FD Disclosure.

          On December 29, 2008 the Company issued a press release announcing the completion of the acquisition of certain assets of VG's. The press release is attached to this report as Exhibit 99.1 and is incorporated here by reference.

          The information reported in this Item 7.01 (including the press release) is furnished to and not "filed" with the Commission for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits:

	99.1	Press Release dated December 29, 2008.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 29, 2008	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated December 29, 2008.